Exhibit 5.1

Partner	Reece Walker
Writer	Naomi Benton
Direct line	07 3233 8801
Email	nbenton@mccullough.com.au
Our reference	NGB:RWW:170223-00001

18 April 2018

The Directors

Bendon Group Holdings Limited

'Building 7C', 2 Huntley Street

ALEXANDRIA NSW 2015

AUSTRALIA

Dear Sirs

Bendon Group Holdings Limited

Introduction

1	We have been asked to provide a legal opinion in respect to the issue by Bendon Group Holdings Limited (Holdco) of ordinary shares (Shares) in connection with the proposed business combination between Bendon Limited (Bendon), a company incorporated in New Zealand, and Naked Brand Group, Inc. (Naked), a publicly-traded corporation incorporated in Nevada, United States of America.

2	The Shares will be issued to the:

(a)	shareholders of Bendon in exchange for their shares in Bendon; and

(b)	stockholders of Naked in exchange for their stock in Naked by way of a merger between Naked and Naked Merger Sub Inc, a wholly owned subsidiary of Holdco, with Naked surviving as a wholly owned subsidiary of Holdco.

3	The Shares will be issued under the United States Securities Act of 1933, as amended (Securities Act) and pursuant to or as more fully described in the Registration Statement of Holdco to be filed with the Securities Exchange Commission (SEC), including a prospectus for the issue of the Shares, a draft of which we have reviewed for the purposes of preparing this advice (Registration Statement).

Opinion

4	Our opinion on the following matters is given subject to the exclusions, assumptions and qualifications set out in this opinion:

(a)	(incorporation) Holdco is a corporation duly registered and validly existing under the Corporations Act 2001 (Cth) (Corporations Act) and is capable of suing and being sued in its corporate name;

The Directors Bendon Group Holdings Limited

(b)	(authorisations) Holdco has taken all necessary corporate action to authorise issue of the Shares as contemplated by the Registration Statement; and

(c)	(Shares validly issued) upon their issue, the Shares will be validly allotted and issued, fully paid and non-assessable.

Exclusions, assumptions and qualifications

5	This opinion is given only in respect to the laws of the Commonwealth of Australia in force as at the date of this opinion (Relevant Jurisdiction).

6	This opinion is given as at 10 April 2018.

7	We express no opinion:

(a)	as to the laws of any jurisdictions other than the laws of the Relevant Jurisdiction (Relevant Law);

(b)	as to the implications of any pending or foreshadowed legislative amendment or proposal in the Relevant Jurisdiction;

(c)	as to factual or commercial matters; or

(d)	as to taxation, including the effect of any Relevant Laws relating to taxation (including, without limitation, the imposition or payment of any stamp duty in connection with the transactions contemplated in the Registration Statement).

8	We have examined and relied on copies of the following documents:

(a)	an undated draft of the Registration Statement (excluding exhibits);

(b)	a draft resolution of the directors of Holdco authorising the issue of Shares to be made under the Registration Statement; and

(c)	searches of the companies database maintained by the Australian Securities and Investments Commission as at 5 April 2018 (ASIC Searches).

9	We have assumed without investigation:

(a)	the authenticity of all signatures, seals and stamps;

(b)	that any document recording the authorisation of the transactions contemplated by the Registration Statement, including the issue of the Shares, is a true, complete and accurate record of an authorisation which is valid in all respects;

(c)	that all authorisations, approvals or licences required under any law (including any Relevant Law) for any party (other than Holdco) to enter into or to perform any of its obligations under a transaction contemplated by the Registration Statement have been obtained, remain valid and subsisting and have been complied with;

(i)	that no law or official directive of any jurisdiction, other than a Relevant Jurisdiction, affects any of the opinions expressed;

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The Directors Bendon Group Holdings Limited

(ii)	that the implementation of the transactions or contemplated by the Registration Statement will not involve an illegal purpose under any law, including any Relevant Law;

(iii)	a person who appears, from the information set out in the ASIC Searches, to be a director or secretary of each of Holdco has been duly appointed and has authority to exercise the powers and perform the duties customarily exercised or performed by a director or secretary of a similar company to Holdco;

(iv)	a person who appears, from the information set out in the ASIC Searches, to be a director of each of Holdco has properly performed their duties to Holdco, including the exercise of their powers in good faith in the best interests of Holdco and for a proper purpose; and

(v)	that the Registration Statement has not been amended in any material respect to the draft provided to us and that it was duly filed with the SEC.

10	This opinion is to be construed in accordance with the laws of New South Wales, Australia.

11	McCullough Robertson Lawyers consents to the use of this opinion as an exhibit to the Registration Statement, to the use of its name as Holdco’s Australian counsel and to all references made to it in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, McCullough Robertson Lawyers does not hereby admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Yours sincerely

Reece Walker

Partner

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